REMS Funds N-CSR

Exhibit 99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2019  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects, the financial condition and results of operations of the Company.

Dated:	March 9, 2020

Name:	/s/ Karen Shupe
Karen Shupe

Title:	Treasurer and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being  filed as a part of the  Report or as a  separate disclosure document.

 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2019 (the “Report”) fully complies with the  requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects, the financial condition and results of operations of the Company.

Dated:	March 9, 2020

Name:	/s/ Ann MacDonald
Ann MacDonald

Title:	Assistant Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.